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                             [CAPCO FINANCIAL Logo]



                                                                    Exhibit 10.1

                                CONTRACT OF SALE
                               SECURITY AGREEMENT
                                  (LOC Form 5)



       This Contract of Sale and Security Agreement dated for purposes of reference July 20, 2006; is between the undersigned, EASYLINK SERVICES CORPORATION, A Delaware Corporation ("EasyLink"), and EasyLink Services USA, Inc., a Delaware Corporation ("EasyLink USA"), EasyLink and EasyLink USA hereinafter collectively called "CLIENT", and CAPCO Financial Company
       - a division of Greater Bay Bank N.A. hereinafter called "CAPCO ", agree as follows:
       PURPOSE OF AGREEMENT:
       1. CLIENT desires to obtain short-term financing by selling, to CAPCO ALL Accounts. CAPCO agrees to Purchase CLIENT's Accounts from time to time at a discount below face value, utilizing an advance formula for the purchase of ALL Accounts based upon advances against Acceptable/Eligible Accounts. It is clearly understood by both parties that ALL Accounts of CLIENT are to be sold to CAPCO.
       DEFINITIONS:
       2. "Account" means any right of payment for goods sold, or leased, and delivered, or services rendered, any specific transaction, or any right of payment.
       3. "Advance Formula" means the maximum amount available to CLIENT from CAPCO for the purchase of All Accounts will not exceed 85% of Acceptable/Eligible Accounts. Effective 60-days after the initial funding date, the Advance Formula will be reduced by 2%. Effective 90-days after the initial funding date, the Advance Formula will be reduced by 2%. Effective 120-days after the initial funding date, the Advance Formula will be reduced by 1%. The Advance Formula will remain at 80% through the balance of the initial term of the Agreement.
       4. "Acceptable/Eligible Account" means an Account conforming to the Warranties and terms set forth herein that has not been outstanding for more than 90 DAYS from the date of invoice, has been underwritten and approved by CAPCO, and has not been reduced from the original amount billed by, credit memo, offset, adjustment of any kind, or partial payment subsequent to invoice date.
       5. "Customer" means CLIENT's Customer or the Account debtor.
       6. "CLIENT" means the seller of All Accounts.
       7. "Collateral" means the intangible or tangible property given as security to CAPCO by CLIENT for any obligations and liabilities of CLIENT to CAPCO under the Agreement.
       8. "Warrant" means to guarantee, as a material element of this Agreement.
       9. "Credit Problem" means Customer is unable to pay his debts because of problems or insolvency.
       10. "Customer Dispute" means any claim by Customer against CLIENT, of any kind whatsoever, valid or invalid, that reduces the amount collectible from Customer by CAPCO.
       CLIENT COVENANTS:
       -----------------
       11. CLIENT agrees to sell to CAPCO ALL ACCOUNTS, mechanic's lien(s), and rights to payment under any stop notice(s), or bonded stop notice(s) securing payment of those Accounts created by CLIENT in the course of its business, existing as of the date of this agreement or thereafter created during the term of this agreement, subject to approval and verification by CAPCO. CAPCO is not obligated to advance funds for the purchase of All Accounts from CLIENT. Upon request by CAPCO, CLIENT shall provide a copy of the original Assigned Account (Invoice) a copy of the bill of lading contract, purchase order, purchase order number, and/or any other requisite supporting documentation corresponding to said Accounts and appropriate to the business of CLIENT.
       12. CLIENT shall prepare and give to CAPCO proper written assignments of Accounts, mechanic's lien(s) on forms provided by CAPCO. The execution of said assignments shall transfer to CAPCO all of CLIENT's right, title and ownership to ALL Accounts. CLIENT or CAPCO by this agreement will properly mark Accounts, as assigned and sold to CAPCO, and CAPCO is authorized to notify Customer of said sale and assignment.


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       13. CLIENT represents and Warrants to CAPCO that:
           a. CLIENT is sole and absolute owner of any and all Accounts and mechanic's liens and rights to payment under any stop notices, or bonded stop notices, sold and assigned hereunder, and CLIENT has full legal right to make said sale, assignment, and/or transfer.
           b. All Accounts sold to CAPCO are an accurate statement of a bonafide sale, delivery and acceptance of merchandise, or performance of service by CLIENT to / for Account-debtor. Accounts are not contingent upon the fulfillment by CLIENT and each Account-debtor's business is believed to be solvent. The terms for payment of said Accounts are Net 30 days or as expressly set forth on the face of said sold and assigned Accounts, and the payment of said Accounts are not contingent upon the fulfillment by CLIENT of any further performance of any nature whatsoever. On a by-weekly basis CLIENT shall notify CAPCO of all returns, allowances or credits to any sold and Assigned Account of any Account-debtor.
           c. Other than previously disclosed in writing to CAPCO, there are no known setoffs, Customer Disputes, adverse claims, defenses, and/or liens whatsoever against the payment of Accounts, and Account's mechanic's liens have not been previously assigned or encumbered by CLIENT in any manner whatsoever. CLIENT will, immediately upon sale of Accounts to CAPCO, make proper entries on its books and records disclosing the absolute sale of Accounts to CAPCO and CLIENT will post no payment unless it is reflected in a payment report from CAPCO except, in each case, as otherwise required by generally accepted accounting principles.
           d. CLIENT will promptly notify CAPCO in writing of any proposed change in CLIENT's place of business, name, legal entity, corporate structure, record-keeping location, and/or as to any additional place of business, or expiration of any special license(s), or transfer of assets, or technology, to a third party, or proposed change in ownership in excess of twenty five percent, (25%), of outstanding shares;
           e. Other than previously disclosed in writing to CAPCO, CLIENT does not own, control, manage, participate in management, or have any involvement and/or association whatsoever with the business of any Account-debtor related to any Accounts sold and assigned hereunder;
           f. There are no financing statements now on file in any public office governing, any Account, Inventory or work in process of CLIENT in which CLIENT is named in or has signed as the debtor, except the financing statement or statements filed or to be filed in respect to this Agreement, or those statements now on file that have been disclosed in writing by CLIENT to CAPCO. CLIENT will not execute any financing statements pledging Accounts receivables, inventory or work in process, in favor of any other person or entity, excepting CAPCO, for the term of this Agreement;
           g. CLIENT's taxes are not delinquent nor has CLIENT been subject to a tax levy by any governmental entity nor are there now on file in any public office tax liens affecting CLIENT other than those delinquencies, levies and/or liens which have been disclosed by CLIENT to CAPCO;
           h. All records, statements, books, or other documents shown to CAPCO by CLIENT at any time, either before, or after the signing of the Agreement are true and accurate in all material respects;
           i. CLIENT has served or caused to be served any and all preliminary 10-day notices required by law to perfect or enforce any mechanic's lien for All Accounts to insure perfection of ownership for CAPCO and the information contained on those preliminary 10-day notices is true, correct, and properly recorded, to Seller's knowledge and belief;
           j. Waivers and releases for all labor, services, equipment, or material of CLIENT and others will be submitted on CAPCO 's form concurrent with Accounts;
           k. CLIENT will ensure that all Accounts, documents, statements, or other writings submitted by CLIENT to CAPCO will not prove to be false or inaccurate in any material respect;
           l. CLIENT will not contribute to or aggravate any Account debtor's problem, insolvency, and/or said Account debtor's ability and/or willingness to pay any Accounts in any material respect;
           m. CLIENT will not transfer assets to any affiliates, including any subsidiaries, outside the ordinary course of Client's business without the prior written consent of Capco, and will not in any case transfer assets after the occurrence of an Event of Default.
       14. CLIENT and CAPCO agree that CAPCO will have FULL RECOURSE against CLIENT and CLIENT shall be liable to repay to CAPCO any amount paid by CAPCO to CLIENT in consideration for the sale, transfer, and assignment of Accounts.
       15. All Accounts shall be the sole property of CAPCO, but if for any reason a payment owing on said Accounts shall be paid to CLIENT; CLIENT shall promptly notify CAPCO of such payment, shall hold any check, draft or money so received in trust and for the benefit of CAPCO, and shall pay over such check or draft in-kind, or money, to CAPCO promptly and without delay. All of CLIENT'S invoices shall bear the address of A LOCK BOX ACCEPTABLE TO CAPCO; as the "REMIT TO" address, and CLIENT agrees that ALL remittances for payment on ALL Accounts shall be made to the LOCK BOX or other repository authorized in writing by CAPCO.

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       16. CLIENT will furnish CAPCO periodic statements, accounts receivable agings, journals, bank records, and other information as requested by CAPCO from time to time.
       17. CLIENT will not pledge the credit of CAPCO to any other person, or business for any purpose whatsoever.
       18. CLIENT is properly licensed and authorized to operate its business' under the CLIENT"s corporate names.
       19. CLIENT's business is solvent.
       20. CLIENT will not sell Accounts, or pledge Accounts to any party, except to CAPCO for the period of this Agreement unless specific Accounts are subordinated and released by CAPCO in writing.
       21. CLIENT will not transfer, pledge, or give a security interest in the Accounts sold or Collateral granted to CAPCO to any other party.
       22. CLIENT will not change, or modify the terms of the original sold and assigned Account with Customer without timely notice to CAPCO. CAPCO agrees to provide a prompt response to CLIENT request for modification or change with respect to an Assigned Account. For example, CLIENT may not extend credit terms to a Customer beyond net 30 days or the time set forth on the face of the sold and assigned account or the contract with the account-debtor, as applicable, without prior written consent from CAPCO.
       23. NOTICE OF DISPUTE: CLIENT must provide timely notice to CAPCO of all Customer Disputes.
       24. POWER OF ATTORNEY: In order to carry out this Agreement and avoid unnecessary notification of Customers, CLIENT irrevocably appoints CAPCO, or any person designated by CAPCO, as its special attorney in fact, or agent, with power to:
           a. strike out CLIENT's address on all Accounts mailed to Customers and put on CAPCO 's address.
           b. receive, direct and forward, open, and dispose of all mail addressed to CLIENT, or to CLIENT's fictitious trade name via CAPCO's address.
           c. endorse the name of CLIENT, or CLIENT'S fictitious trade name on any checks or other evidences of payment that may come into the possession of CAPCO on Accounts purchased by CAPCO and on any other documents relating to any of the Accounts or to assigned Collateral.
           d. in CLIENT'S name, or otherwise, demand, sue for, collect, and give release for any and all monies due, or to become due on Accounts sold and assigned hereunder.
           e. do any and all things necessary and proper to carry out the purpose intended by this Agreement.
           f. execute any documents necessary to perfect or to continue any Security Interest and without further authorization from CLIENT file a carbon, photograph, facsimile, or other reproduction of any financing statement for use as a financing statement.
           The authority granted CAPCO shall remain in full force and effect until all Accounts are paid in full and any indebtedness of CLIENT to CAPCO is discharged.
       CAPCO COVENANTS:
       25. CAPCO reserves the sum of ($6,000,000.00) SIX MILLION AND 00/100 for the purchase of ALL of CLIENT's Accounts. These funds are available daily at CLIENT's option, subject to restriction as governed by the Advance Formula. Daily availability will be communicated to CLIENT via CAPCO'S Availability / Advance Request.
       26. This Agreement shall have an initial term ending with the first full
           (24) TWENTY FOUR calendar months and unless terminated by CLIENT giving not less than thirty (30) days prior written notice. Upon receipt of such notice, and upon payment in full, by collected funds, of all indebtedness owing to CAPCO, CAPCO will promptly reassign ALL ACCOUNTS to CLIENT, return any further collections of the ACCOUNTS and other proceeds of the ACCOUNTS to CLIENT, release its interest in all Collateral (by, without limitation, filing a termination of all related UCC financing statements) and terminate this agreement and all related agreements including, without limitation, any Blocked Account Control Agreements. Notwithstanding the previous statements, CLIENT is subject to a full underwriting review after (12) Twelve calendar months, continued funding under this Agreement will be subject to CLIENT meeting the then existing underwriting criteria of CAPCO and, if CLIENT fails to meet such criteria after such review, CAPCO shall have the right to terminate this Agreement after such twelve calendar month period upon giving (90) ninety days prior written notice to CLIENT.
       27. STATEMENT OF Acceptable/Eligible Accounts: CAPCO shall identify in writing all Acceptable/Eligible Accounts and provide to CLIENT, upon request, a written statement thereof (Weekly Aging Report).
       ACCOUNTING & FEES:
       28. Funds advanced by CAPCO to CLIENT are subject to DAILY FEE OF GREATER BAY BANK N.A. PRIME RATE + 2.000% /360 (EQUIVALENT TO A MONTHLY DISCOUNT FEE OF GREATER BAY BANK N.A. PRIME RATE + 2.000% /12) PERCENT calculated on the daily balance (as reported on the CLIENT Liability Detail Report) owing to CAPCO. This period will usually be 1 calendar day except for weekends and or weeks where holidays or other non-operating days prevent the fee from being taken on a daily basis.

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       29. CAPCO will provide to the CLIENT daily, via fax, an advance and availability request. This report must be acknowledged and returned, via fax, to CAPCO no later than 11:30AM if a deposit or wire transfer is to be made the same date as the request form was issued to the CLIENT by CAPCO.
       30. PAYMENT PROCESSING: All payments received by CAPCO will be applied to CLIENT's Outstanding Balance daily following a 2 (TWO) business day hold to allow for the application of collected funds.
       31. DISPUTED ACCOUNT: CLIENT will promptly notify CAPCO of any Account subject to a Customer Dispute (See Paragraph 10 for definition) of any kind whatsoever and said Account may, at CAPCO's sole discretion be removed as an Acceptable/Eligible Account.
       32. INVOICING ERRORS: Mistaken, incorrect and/or erroneous invoicing, submitted by CLIENT to CAPCO may at CAPCO's discretion be deemed a Customer Disputed sold and Assigned Account may at CAPCO's discretion be removed as an Acceptable/Eligible Account.
       COLLATERAL:
       33. As Collateral for the payment of any indebtedness now owing, or in the future owing, by CLIENT to CAPCO, CLIENT hereby grants to CAPCO a security interest in the following property:

                         A. SEE EXHIBIT A ATTACHED.

       34. CLIENT will maintain such insurance covering CLIENT'S business and/or the property of CLIENT's Customers as is customary for businesses similar to the business of CLIENT.
       35. CLIENT shall complete any and all documents required to provide CAPCO a perfected security interest/lien in the Collateral pledged to CAPCO.


       DEFAULT:
       36. Any one or more of the following shall constitute an event of default:
           a. If CLIENT shall fail to pay any amount of indebtedness to CAPCO when owing;
           b. If CLIENT shall be in breach in any material respect of any term, provision, Warranty, or representation under this Agreement, or any other agreement related hereto;
           c. If bankruptcy or insolvency proceedings shall be instituted by or against CLIENT.
           d. If the Collateral shall be attached, levied upon, seized in any legal proceeding, and not released within 5 working days thereof;
           e. If CLIENT shall cease doing business and there shall exist any indebtedness or commitments by CLIENT to CAPCO;
           f. If any unpaid judgment of material amount, in CAPCO's sole opinion, or tax lien of any amount exists against CLIENT (other than inchoate tax liens that are not yet due and payable or taxes being contested in good faith by appropriate proceedings);
           g. If CAPCO with reasonable cause and in good faith determines that it's purchased asset or collateral is impaired for any reason whatsoever;
           h. Any change in CLIENT'S legal entity, corporate structure, change of control of CLIENT, change of ownership of more than 25% of CLIENT's stock, or any transfer of assets outside the ordinary course of business, except in all cases with CAPCO's prior written consent;
           i. Any change in CLIENT'S place of business, name, record-keeping location, and/or as to any additional place of business, or expiration of any special license(s), and either (i) CLIENT fails to provide prior notice thereof or (ii) such event would materially impair the security interest granted hereunder or the priority of that security interest or would result in a regulatory violation on the part of CAPCO.

       REMEDIES AFTER DEFAULT:
       37. In the event of any default, and following five (5) business days' notice by CAPCO to CLIENT, and opportunity to cure or commence cure of any curable event of default, in each case to CAPCO'S reasonable satisfaction, CAPCO may do any one or more of the following:
           a. Declare any indebtedness secured hereby immediately due and payable;
           b. Increase the DAILY FEE by FIVE PERCENT / 360 (EQUIVALENT TO AN INCREASE IN THE MONTHLY DISCOUNT FEE OF 5.000% / 12).

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           c. Notify any and all Customers and take possession of the Accounts and Collateral and collect any receivables or funds paid to CLIENT all without judicial process;
           d. Require CLIENT to assemble the Collateral and the records pertaining to receivables or other assets pledged as collateral, and make them available to CAPCO, at a place designated by CAPCO;
           e. Enter the premises of CLIENT and take possession of the Collateral and of the records pertaining to the receivables and any other Collateral;
           f. Grant extensions, compromise claims and settle receivables for less than face value, all without prior notice to CLIENT;
           g. Use, in connection with any assembly or disposition of the Collateral, any trademark, trade name, trade style, copyright, patent right or technical process used or utilized by CLIENT;
           h. Return any surplus realized to CLIENT after deduction of reasonable expenses, attorney's fees, attorney's fees on appeal, collection costs, independent third party auditors, incurred by CAPCO in resolving said default;
           i. Hold CLIENT liable for any deficiency.
           j. Establish a reserve from the collection of Accounts to meet reasonable legal expenses associated with a future defense resulting from an action brought against CAPCO by CLIENT, CLIENT's customer, or other third party, as a result of an action of default.
           k. Injunction against CLIENT taking any action with regard to the Accounts or Collateral.
           l. CAPCO is authorized by CLIENT to receive, direct and forward, open, and dispose of all mail addressed to CLIENT at any address used by CLIENT to receive mail.

       GENERAL:
       38. After termination CLIENT remains fully responsible to CAPCO for any indebtedness existing, or which may yet arise in connection with Accounts that remain unpaid.
       39. If during the term hereof CLIENT fails to make any payment required, CAPCO may at its discretion pay the same and charge CLIENT therefore.
       40. CLIENT will not, under any circumstances, or in any manner whatsoever, interfere with any of CAPCO's rights under this Agreement.
       41. TAX COMPLIANCE: CLIENT will furnish CAPCO upon request satisfactory proof of payment and/or compliance with all Federal, State and/or Local tax requirements.
       42. NOTICE OF LEVY: CLIENT will promptly notify CAPCO of any attachment or any other legal process levied against CLIENT.
       43. LEGAL FEES: The losing party will pay any and all legal expenses and reasonable attorney's fees, paralegal fees, staff overtime expense, travel costs, costs on appeal, or other reasonable collection costs, that the prevailing party may incur as a result of either CLIENT or CAPCO enforcing this Agreement one against the other.
       44. HOLD HARMLESS: CLIENT shall hold CAPCO harmless against any liability, damages, loss, attorneys' fees and costs of any type due to any action by a Customer arising from CAPCO'S collecting or attempting to collect any Accounts so long as these collections are performed in a commercially reasonable manner and in compliance with all applicable laws, rules and regulations. CLIENT maintains the primary responsibility for collections efforts, until the occurrence of an event of default.
       45. BINDING ON FUTURE PARTIES: This Agreement inures to the benefit of and is binding upon the heirs, executors, administrators, successors and assigns of the parties thereto.
       46. CUMULATIVE RIGHTS: All rights, remedies and powers granted to CAPCO in this Agreement, or in any note, or other agreement given by CLIENT to CAPCO, are cumulative and may be exercised singularly or concurrently with such other rights as CAPCO may have. These rights may be exercised from time to time as to all or any part of the pledged Collateral as CAPCO in its discretion may determine.
       47. WRITTEN WAIVER: CAPCO may not waive its rights and remedies unless the waiver is in writing and signed by CAPCO. A waiver by CAPCO of a right, or remedy under this Agreement on one occasion is not a waiver of the right, or remedy on any subsequent occasion.
       48. WASHINGTON LAW: This Agreement shall be governed by and construed in accordance with the laws of the State of WASHINGTON. CLIENT hereby consents to the exclusive jurisdiction of the State of Washington in any dispute arising hereunder or related hereto. Venue for any actions shall be in King Co. WASHINGTON.
       49. INVALID PROVISIONS: If any provision of this Agreement shall be declared illegal or contrary to law, it is agreed that such provision shall be disregarded and this Agreement shall continue in force as though such provision had not been incorporated herein.

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       50. ENTIRE AGREEMENT: This instrument contains the entire Agreement between the parties. Any addendum or modification hereto will be signed by both parties and attached hereto.
       51. EFFECTIVE: This Agreement becomes effective when it is accepted and executed by the authorized officers of CAPCO
       52. Execution of this document may contain multiple signature pages; each shall be considered, when combined, as one signed and executed document.


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       Executed the 20th day of July, 2006 at Pisacataway, New Jersey.


       EASYLINK SERVICES CORPORATION

       By:   /s/ Thomas F. Murawski
             ----------------------

       Title: Chairman, President & CEO

       By:_____________________________

       Title: ___________________________


       EASYLINK SERVICES USA, INC.

       By:  /s/ Thomas F. Murawski
            ----------------------

       Title: President
              ---------

       By:_____________________________

       Title: ___________________________



       CAPCO FINANCIAL COMPANY - A DIVISION OF GREATER BAY BANK N.A.

       Accepted this _____ day of July, 2006, at Bellevue, Washington

       By:Jennifer Daily
          _________________________________________

       Title: Vice President
              ____________________________


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                                CONTRACT OF SALE
                               SECURITY AGREEMENT
                          EASYLINK SERVICES CORPORATION
                                   EXHIBIT "A"



ALL PERSONAL PROPERTY, NOW OWNED OR HEREAFTER ACQUIRED, INCLUDING WITHOUT LIMITATION ACCOUNTS, CONTRACT RIGHTS, CHATTEL PAPER, DOCUMENTS, INSTRUMENTS, DEPOSIT ACCOUNTS, INVESTMENT PROPERTY, LETTERS OF CREDIT, COMMERCIAL TORT CLAIMS, GENERAL INTANGIBLES, INVENTORY, RAW MATERIALS, WORK IN PROGRESS, FINISHED GOODS, EQUIPMENT, ACCESSIONS, SUBSTITUTIONS AND ACCESSIONS, AND PROCEEDS (CASH AND NON-CASH) INCLUDING, WITHOUT LIMITATION, INSURANCE PROCEEDS, THEREOF. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, NO SHARES OF CAPITAL STOCK ISSUED BY ANY DIRECT OR INDIRECT SUBSIDIARY OF CLIENT IS INCLUDED IN THE COLLATERAL DESCRIBED IN THIS EXHIBIT A.


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